PERSONAL SERVICES AGREEMENT

     This Personal Services Agreement (this  "Agreement"),  effective as of June
16,  2000,  is  by  and  between  Dynamic  Materials  Corporation,   a  Delaware
corporation (the "Company"), and John G. Banker ("Employee").

     WHEREAS, the Company wishes to employ the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein.

     WHEREAS, it is the mutual objective of the parties:

          To return the Company to profitability quickly by reducing cost and raising prices prudently;

          To have the lowest cost, most efficient clad metal sales operation in the world;

          To have the strongest, most efficient clad metal marketing effort in the world;

          To make the highest return for our market exposure by selling a range of synergistic products; and

          To increase the market for profitable explosion clad products in a cost effective manner.

     1. Employment. The Company hereby employs Employee as Vice President, Marketing and Sales, Bonding Division, reporting to the CEO of the Company and the Board of Directors. Employee agrees to work with and to consult with the COO and the CFO of the Company, as requested by the CEO, it being understood that neither of such officers shall have ultimate supervisory authority over the Employee. Employee hereby accepts such employment and agrees to perform such duties and responsibilities as are assigned to him from time to time by the CEO and the Board of Directors.

     2. Responsibility. The obligations of the Employee shall include (a) complete responsibility for worldwide sales and marketing of clad products; and
(b) if so requested by the CEO, the range of products for which the Employee will have sales responsibility may be expanded from time to time; and (c) providing advice and support to the R & D and technical teams.

     3. Full-Time Best Efforts. Employee shall devote his full and exclusive professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder.

     4. Term of Agreement. This Agreement shall be effective on the date hereof and shall continue for 5 years (the "Term") unless sooner terminated pursuant to
Section 6 below.

     5. Compensation.

     (a) Base Salary. During the term of this Agreement, the Company shall pay the Employee a yearly salary of $125,000 (herein referred to as the "Base Salary") payable in such installments as is the policy of the Company with respect to other similarly situated employees. Employee will be eligible for a merit salary review at year-end 2000 and annually thereafter, consistent with the Company's policy for executive officers and financial results of the Bonding Division.

     (b) Performance Bonus. Based upon performance and achievement of mutually agreed upon goals, including those herein, Employee will be eligible to receive various bonuses not to exceed a total of 150% of Employee's Base Salary.

     Sales Performance Bonus: The objective is to optimize the sales performance of the Company by incentivizing superior sales performance. At the beginning of each fiscal year, Company management will establish an operations budget for the sales department of the Bonding Division, based upon projected overhead costs, conservative sales projections and an expense budget for the sales department of the Bonding Division. This shall permit determination of the manufacturing profit before manufacturing overhead (i.e., sales less the sum of materials, subcontract costs, freight, direct labor and other direct costs) required to achieve minimum performance targets established and approved by the Board of Directors to break even (the "Target Performance" or "TP"). (The ratio of actual performance ("Actual Performance" or "AP") of the sales department of the Bonding Division to the TP of the sales department of the Bonding Division is the "TP Ratio.") The Actual Performance shall be deemed to be the projected manufacturing profit of the Bonding Division based upon actual selling prices, actual metal and services costs, and projected direct labor costs (based upon Company standards). Employee's Sales Performance Bonus shall be based upon the sales department of the Bonding Division's achieving a level of Actual Performance that exceeds the Target Performance level, based upon the operations budget of the Bonding Division as described above. In computing the Actual Performance of the sales department of the Bonding Division, the amount of profit shall be reduced on a dollar-for-dollar basis for any amounts spent by the sales department of the Bonding Division over such department's expense budget.

     Actual Performance                Bonus as a Percent of Actual Performance,
                                       with a Maximum of 150% of Employee's
                                       Base Salary

                  If                                Then
                  --                                ----
     AP < or = 1.2 x TP..............  .....0% times AP = bonus
     1.2 x TP < AP < or = 1.4 x TP...  .....0.6% times AP = bonus
     1.4 x TP < AP < or = 1.6 x TP...  .....1.0% times AP = bonus
     1.6 x TP < AP...................  .....1.5% times AP = bonus

     The sales performance shall be calculated on orders received, produced, shipped and invoiced.

     Justified claims in respect of the performance of the Bonding Division's sales department shall be deducted from Actual Performance. Specifically, in the event there are uncollectible accounts, the actual performance amount related to such uncollectible accounts shall be deducted from the Actual Performance of the Bonding Division sales department.

     Unless mutually agreed to the contrary, the actual TP Ratio must be higher than 1.00.

     In FY2000, the calculation shall be based upon the DMC FY2000 Budget, shall be prorated for the number of months remaining in the year, and shall apply to sales after dating of this Agreement only.

     This incentive system may be adjusted and other performance incentives established as mutually agreed upon, particularly in the event Employee's responsibility is expanded to include manufacturing operations.

     (c) Stock Options. As a "sign-on bonus," within six months of the Employee's employment date, Employee will be granted an option to purchase shares of the Common Stock of the Company pursuant to the Company's 1997 Equity Incentive Plan or any other stock option plan adopted during the term of this Agreement (the "Option Plan"). The number of shares subject to such stock option grant shall be determined by a committee of the Board of Directors and shall be comparable to the number of stock option shares customarily granted to other senior executive officers of the Company as a "sign-on bonus." Future stock options may be granted at the discretion of the management and the Board of Directors.

     (d) Benefits. Employee shall be entitled to receive all benefits materially comparable to those generally available from time to time to other executives of the Company, including (i) term life insurance coverage in the amount of $300,000, which is in addition to the standard term life insurance coverage provided in the Company's standard benefits plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) four weeks of vacation per year until such time as Employee's length of service entitled Employee to additional vacation; (iv) participation in the Company's standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long-term disability, paid holidays and certain other standard benefits provided by the Company; and (v) participation in the Company's 401(k) retirement plan with a matching contribution made by the Company to the plan (subject to standard plan waiting periods and other provisions of the plan consistent with the Company's policies with respect to executive officers).

     (e) Expense Reimbursement. The Company shall reimburse Employee for all travel expenses and other disbursements incurred by Employee for or on behalf of the Company in the performance of his duties hereunder, subject to and in accordance with the Company's expense reimbursement policies and procedures, as amended from time to time.

     6. Termination.

     (a) The Company may terminate the Agreement at any time for Cause (as hereinafter defined) effective immediately upon written notice to Employee. Such notice shall specify that a termination is being made for Cause and state the basis therefor. For purposes of this Agreement, termination for "Cause" shall be defined as termination because of:

          (i) The willful and continued failure by Employee to substantially perform, or the gross negligence in the performance of, his duties hereunder for a period of 15 days after the Chief Executive Officer of the Company has made a written demand for performance which specifically identifies the manner in which he believes that Employee has not substantially performed his duties.

          (ii) The commission by Employee of a willful act of dishonesty or misconduct which is injurious to the Company.

          (iii) A conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

          (iv) The willful misconduct by Employee with respect to the business and affairs of the Company, including the violation of any material Company policy.

     A termination pursuant to this Section 6(a) shall take effect 30 days after the giving of the notice contemplated hereby unless Employee shall, during such 30-day period, remedy to the satisfaction of the Company the behavior specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Company shall have determined that such behavior is not remediable (which determination shall be stated in such notice).

     (b) The Company may terminate the Employee's employment for any reason other than Cause at any time (referred to herein as a termination Without Cause) during the Term.

     (c) Involuntary Termination.

          (i) If Employee is incapacitated or disabled by accident, sickness or otherwise so as to render Employee mentally or physically incapable of performing the services required to be performed by Employee under this Agreement for a period of 90 consecutive days or longer or for a total of 90 days within any six-month period, the Company may, at that time or within any reasonable time thereafter, at its option, terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect.

          (ii) If Employee dies during the Term, the Term shall be deemed to have terminated as of the date of Employee's death.

          (iii) Any termination of the Term under this Section 6(c) is hereinafter referred to as an "Involuntary Termination."

     (d) Any termination of the employment of the Employee  hereunder other than
(i) a termination for Cause; (ii) a termination Without Cause; or (iii) an Involuntary Termination shall be deemed to be a Voluntary Termination. A Voluntary Termination shall be deemed to be effective immediately upon such termination.

     (e) Upon the termination of the Employee's employment hereunder pursuant to an Involuntary Termination, a termination for Cause, a termination Without Cause or a Voluntary Termination, neither Employee nor Employee's beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive:

          (i) the unpaid portion of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the date of termination;

          (ii) reimbursement for any expenses for which Employee shall not have theretofore been reimbursed as provided in Section 5; and

          (iii) if Employee has been terminated pursuant to a termination Without Cause, Employee shall be entitled, in addition to the amounts computed pursuant to Sections 5(a) and (b), to continue receiving the Base Salary for a period equal to the longer of (a) six months from the date of termination; or (b) that period beginning on the termination date and ending on the fifth anniversary of the date of this Agreement, provided that Employee shall continue to comply with the applicable provisions of this Agreement.

     7. Proprietary Information Agreement. Employee shall enter into the Company's standard form of Proprietary Information Agreement attached hereto as Exhibit A as of the date hereof, with the exception that the provisions of
Section 4 of such Exhibit A regarding non- competitive activities shall become effective only in the event of a Voluntary Termination of the Employee's employment as defined herein.

     8. Additional Non-Competition Provisions. In furtherance of the agreements contained in paragraph 7, Employee and Clad Metal Products, Inc. (a business owned by Employee) shall cease to sell clad metals under the name of CLAD Metal Products, Inc. effective no later than 10 days after the execution of this Agreement.

     9. Miscellaneous.

     (a) Judicial Limitation. In the event that any provision of this Agreement is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise enforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in the Agreement shall for any reason be held to be excessively broad or of an overly long duration, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the parties agree that either of them may be entitled to recover monetary damages as a result of any breach hereof by the other.

     (b)  Injunctive  Relief.  In view of the nature of the rights in  goodwill, business reputation and prospects of the Company to be protected under this Agreement, Employee understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action of law for Employee's breach of his obligations hereunder. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     (c) Waiver. The failure of the Company to enforce at any time any of the provisions of this Agreement or to require at any performance by Employee of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     (d) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     (e) Assignability. This Agreement shall be freely assignable by the Company and shall inure to the benefit of its successors and assigns.

     (f) Entire Agreement. This Agreement, including the Proprietary Information Agreement and the Non-Competition Agreement referred to herein, which are incorporated herein and made a part hereof, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements or understandings (whether written or oral) with respect to the subject matter hereof.

     (g) Governing Law and Venue. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Colorado (without regard to its conflicts of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

     (h) Amendments. This Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto. Notwithstanding the foregoing, the terms of this Agreement will be amended in the event of any acquisition of or merger by the Company with any other entity.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

     (j) Notices. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noticed herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

     (k) Interpretation. Each party has had the opportunity and has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The section headings contained in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     (l) Attorneys' Fees and Costs. If either party shall commence any action or proceeding against the other to enforce the provisions hereof, or to recover damages as a result of the alleged breach of any provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.


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                                       -7-

     EXECUTED as of the date first set forth above.

                                       DYNAMIC MATERIALS CORPORATION

                                       /s/ Bernard Fontana
                                       ----------------------------------
                                       Bernard Fontana, President and
                                       Chief Executive Officer


                                       EMPLOYEE

                                       /s/ John G. Banker
                                       ----------------------------------
                                       John G. Banker

                                                                       EXHIBIT A

                          DYNAMIC MATERIALS CORPORATION

                      KEY EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by Dynamic Materials Corporation, and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   NONDISCLOSURE.

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   ASSIGNMENT OF INVENTIONS.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Inventions would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, 1 hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which (1) qualifies fully for protection under a Specific Inventions Law or, (2) by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company.

     4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the

Company I will not (a) induce any employee of the Company to leave the employ of the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company). If any restriction set forth in this
Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     5. NO CONFLICTING OBLIGATION. I represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

     7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

     9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     10. GENERAL PROVISIONS.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Boulder County, Colorado for any lawsuit filed there against me by the Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors And Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company to any successor in interest or other assigns.

     10.4  Survival.   The  provisions  of  this  Agreement  shall  survive  the
termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: June the 16th, 2000.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:  16 June 2000

/s/ John Banker
-----------------------------
Signature

John Banker
-----------------------------
Printed Name

ACCEPTED AND AGREED TO:

DYNAMIC MATERIALS CORPORATION

By: /s/ Richard Santa
   --------------------------

Richard Santa
-----------------------------
Printed Name

Title:  Vice President, Finance & CFO

Dated:
      -----------------------


                                    EXHIBIT A


To:    Dynamic Materials Corporation

From:
       ----------------------------------
Date:
       ----------------------------------

Re:    Previous Inventions

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Dynamic Materials Corporation that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Dynamic Materials Corporation.

                         No inventions or improvements.

                    See below:

All active patents previously assigned to EFI/DMC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe the following party(ies):

        Invention or Improvement          Party(ies)             Relationship

1.
     -----------------------------   ---------------------     -----------------
2.
     -----------------------------   ---------------------     -----------------
3.
     -----------------------------   ---------------------     -----------------